SUB-ITEM 77M

                                     MERGERS

           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

MORGAN STANLEY EQUALLY-WEIGHTED S&P 500 FUND TO INVESCO EQUALLY-WEIGHTED S&P 500 FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Equally-Weighted S&P 500 Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Equally-Weighted S&P 500 Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Fund's Class R shareholders, Class Y shares of the Acquiring Fund to the Fund's Class I shareholders and Class A shares of the Acquiring Fund to the Fund's Class W shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN CALIFORNIA TAX-FREE INCOME FUND TO INVESCO VAN KAMPEN CALIFORNIA TAX-FREE INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley California Tax-Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen California Tax-Free Income Fund, (the Acquiring
Fund), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

LARGE CAP RELATIVE VALUE PORTFOLIO TO INVESCO LARGE CAP RELATIVE VALUE FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Large Cap Relative Value Portfolio (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Large Cap Relative Value Fund, (the Acquiring Fund), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class P shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the

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                                                                    SUB-ITEM 77M

Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

MORGAN STANLEY NEW YORK TAX-FREE INCOME FUND TO INVESCO NEW YORK TAX-FREE INCOME FUND

On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley New York Tax-Free Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco New York Tax-Free Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN EQUITY AND INCOME FUND TO INVESCO VAN KAMPEN EQUITY AND INCOME FUND

     On December 1, 2009, the Board of Trustees of AIM Counselor Series Trust (Invesco Counselor Series Trust) (formerly known as AIM Counselor Series Trust ("ACST") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Equity and Income Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Kampen Equity and Income Fund, (the "Acquiring Fund"), an investment portfolio of ACST (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and ACST issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of the Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).